UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 12, 2016

Pacholder High Yield Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

811-05639	31-1251983
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(877) 217-9502

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 12, 2016, Pacholder High Yield Fund, Inc. (the “Fund”) entered into a Tender Offer Support Agreement (the “RiverNorth Tender Offer Support Agreement”) with J.P. Morgan Investment Management Inc. (the “Adviser”), RiverNorth Capital Management, LLC (“RNCM”), RiverNorth Capital Partners, L.P. (“RNCP”) and RiverNorth Institutional Partners, L.P. (“RNIP” and, together with RNCM and RNCP, the “RiverNorth Parties”). Pursuant to the RiverNorth Tender Offer Support Agreement, the Fund has agreed, among other things, to commence a tender offer (the “Tender Offer”) not later than March 11, 2016, to purchase up to 100% of its outstanding shares of Auction Rate Cumulative Preferred Stock, Series W (the “Preferred Shares”) at a price equal to 95.5% of the liquidation preference of $25,000 per share (or $23,875 per share), plus unpaid accrued dividends, subject to agreed upon conditions. The conditions to the Tender Offer shall include, among others, that at least 80% of the outstanding Preferred Shares are tendered in the Tender Offer (the “Minimum Condition”) and that the Fund shall have entered into a credit facility and have funds available thereunder sufficient to fund the purchase of the Preferred Shares in the Tender Offer (the “Financing Condition”). The RiverNorth Parties have agreed, among other things, to tender 100% of their Preferred Shares in the Tender Offer.

Also, on February 12, 2016, the Fund and the Adviser entered into a Tender Offer Support Agreement (the “Morgan Stanley Tender Offer Support Agreement” and together with the RiverNorth Tender Offer Support Agreement, the “Tender Offer Support Agreements”) with Morgan Stanley & Co. LLC (“Morgan Stanley”) pursuant to which the Fund has agreed, among other things, to commence the Tender Offer not later than March 11, 2016 and Morgan Stanley has agreed, among other things, to tender 100% of its Preferred Shares in the Tender Offer.

The Preferred Shares covered by the Tender Offer Support Agreements are sufficient to insure that the Minimum Condition is satisfied.

The foregoing description of the RiverNorth Tender Offer Support Agreement and the Morgan Stanley Tender Offer Support Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 99.1 hereto, which are incorporated herein by reference.

Item 8.01	Other Events

On February 12, 2016, the Fund issued a press release announcing that its Board of Directors has approved the commencement of the Tender Offer to purchase up to 100% of its outstanding Preferred Shares at a price equal to 95.5% of the liquidation preference of $25,000 per share (or $23,875 per share), plus unpaid accrued dividends, subject to certain conditions including the Minimum Condition and the Financing Condition. The Fund expects to commence the proposed tender offer no later than March 11, 2016. A copy of the press release announcing the Board of Director approval of the Tender Offer is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Additional Information

This current report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. The Tender Offer described in this report and the accompanying exhibit has not yet commenced. The solicitation of offers to buy the Preferred Shares will only be made pursuant to an Offer to Purchase and other related documents that the Fund will send to holders of the Preferred Shares (the “Preferred Shareholders”) once the tender offer has commenced. Preferred Shareholders are urged to read these materials, as well as any other relevant documents filed with the Securities and Exchange Commission (the “SEC”), carefully and in their entirety because they will contain important information, including the terms and conditions of the tender offer. Those materials will be distributed by the Fund to the Preferred Shareholders at no expense to them.

Upon commencement of the Tender Offer, the Fund will file the Offer to Purchase and other related documents with the SEC, and, when available, investors may obtain them free of charge from the SEC at its website (www.sec.gov) or free of charge from the Fund as described in Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1	RiverNorth Tender Offer Support Agreement dated February 12, 2016

10.2	Morgan Stanley Tender Offer Support Agreement dated February 12, 2016

99.1	Press Release dated February 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacholder High Yield Fund, Inc.

By:	/s/ Laura Del Prato
Name:	Laura Del Prato
Title:	Treasurer and Principal Financial Officer

Date: February 12, 2016

Exhibit Index

Exhibit Number	Description

10.1	RiverNorth Tender Offer Support Agreement dated February 12, 2016

10.2	Morgan Stanley Tender Offer Support Agreement dated February 12, 2016

99.1	Press Release dated February 12, 2016